UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TRANSPORT CORPORATION OF AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 27, 2004

_________________

        Notice is hereby given that the Annual Meeting of Shareholders of Transport Corporation of America, Inc. will be held at Transport Corporation of America, Inc. corporate headquarters at 1715 Yankee Doodle Road, Eagan, Minnesota, on Thursday, May 27, 2004 at 9:00 a.m. for the following purposes:

        1.        To elect six Directors;

        2.        To amend Transport America’s 1995 Stock Plan to permit awards of restricted stock under the plan; and

        3.         To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on April 8, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

John R. Houston Secretary

Eagan, Minnesota
April 20, 2004

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

TRANSPORT CORPORATION OF AMERICA, INC.
1715 Yankee Doodle Road
Eagan, MN 55121

_________________

PROXY STATEMENT
Annual Meeting of Shareholders
May 27, 2004

_________________

        This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Transport Corporation of America, Inc. (“Transport America” or the “Company”) of proxies for the Annual Meeting of Shareholders of Transport America to be held at Transport America’s corporate headquarters, 1715 Yankee Doodle Road, Eagan, Minnesota, on Thursday, May 27, 2004 at 9:00 a.m., Central Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 20, 2004.

        Transport America’s Annual Report for the fiscal year ended December 31, 2003, including audited financial statements, is being mailed to shareholders concurrently with this Proxy Statement.

        The total number of shares outstanding and entitled to vote at the meeting as of April 8, 2004 consists of 6,985,446 shares of $.01 par value common stock. Each share of common stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on April 8, 2004 will be entitled to vote at the Annual Meeting.

        Shares represented by proxies properly signed, dated and returned will be voted at the Annual Meeting in accordance with the instructions set forth therein. If a proxy is properly signed but contains no such instructions, the shares represented thereby will be voted FOR the director nominees and at the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

        The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. An item of business will be approved if it receives the affirmative vote of the holders of a majority of the shares present and entitled to vote on that item of business. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders. Consequently, abstentions (or “withhold authority” as to directors) will have the same effect as a negative vote. If a broker indicates on a proxy that it does not have authority to vote on an item of business, the shares represented by the proxy will not be considered present and entitled to vote on that item of business and, therefore, will have no effect on the outcome of the vote.

        Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of Transport America or by attending the Annual Meeting and voting in person.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors of Transport America is currently composed of five members, all of whom are nominees for election at the Annual Meeting and were recommended by the Governance Committee. One additional director nominee who is not currently on the Board, Charles M. Osborne, has been recommended by the Governance Committee and has been approved to be a director nominee by the Board of Directors. With the exception of Mr. Paxton, each nominee has been determined by the Governance Committee to qualify as an “independent director” under applicable rules. It is the recommendation of Transport America’s Board of Directors that the six nominees named below be reelected (or elected, as the case may be) as directors, to serve as directors until the next Annual Meeting of Shareholders and until their successors shall be duly elected as directors.

        Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election as directors of the nominees named below. Transport America believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

        The names and ages of the nominees, and their principal occupations and tenure as directors, are set forth below based upon information furnished to Transport America by the nominees.

Name and Age	Principal Occupation	Director Since
Anton J. Christianson (51)	Chairman and co-founder of Cherry Tree Companies (an investment management and investment banking firm) since 1980; active investor in private equities and micro-cap public equities for 24 years, including as Managing General Partner of Cherry Tree Investments, Inc. (a venture capital investment company and an affiliate of Cherry Tree Companies); Director for several public and private companies, including Fair Isaac & Company, Peoples Educational Holdings, Inc., Capella Education, AmeriPride Services, Inc., and Dolan Media Company.	1987

William P. Murnane (41)	Chief Executive Officer of Innovex, Inc., a developer and manufacturer of flexible circuit interconnect solutions, based in Maple Plain, Minnesota, since January 2000 and President of Innovex since July 1998; Vice President and General Manager of Innovex's flexible circuit division from 1996 to 1998; Vice President for Corporate Development for Innovex from 1995 to 1996; Chief Operating Officer of Boutwell, Owens & Co. (a Massachusetts-based privately held packaging manufacturer) from 1993 to 1995; Director of Operations for Uniform Printing and Supply, Inc. in Massachusetts from 1992 to 1993. Prior to that, Mr. Murnane held various operating and corporate planning positions during a ten-year career at United Parcel Service; Director of Innovex, Inc.	2001

Name and Age	Principal Occupation	Director Since
Charles M. Osborne (50)	Chief Financial Officer for Fair, Isaac & Company beginning in May 2004; Interim Chief Financial Officer, Vice President of Finance and Vice President of Strategic Initiatives for the University of Minnesota Foundation from March 2000 through April 2004; From July 2000 through December 2000, served in a non-compensated consultant capacity as Executive Vice President and Chief Financial Officer for 21 North Main, Inc., an Eagan, Minnesota online rare book seller which filed for Chapter 11 bankruptcy protection on May 9, 2001; served as Chief Financial Officer, Vice President and General Manager and Vice President of Corporate and Human Resources for McLeod USA/Ovation Communications, a telecommunications firm, from 1998 through 2000; served as President and Chief Operating Officer of Graco Inc., a producer of fluid handling systems and components, from April 1997 through May 1998 and member of the Graco Inc. board of directors from May 1995 through October 1998; from 1981 through 1997, served as Vice President of Finance, Chief Financial Officer and Senior Vice President of Finance at Deluxe Corporation, a company that prints checks, stationary and business cards; served in various positions including Assistant, Senior Assistant and Senior Accountant and Manager of the Tax Department at Deloitte & Touche, an accounting firm, between 1975 and 1981; serves as director of Mairs and Power Mutual Funds based in St. Paul, Minnesota.	N/A

Michael J. Paxton (57)	Chairman of the Board of Transport America since July 2002; President and Chief Executive Officer of Transport America since November 2001; President and Chief Executive Officer of Sunbeam Health and Safety Company (a manufacturer of home safety and health products and a subsidiary of Sunbeam Corporation) from September 1998 to November 2001; Chairman, President and Chief Executive Officer of O-Cedar Brands, Inc. (a household cleaning products company) from January 1996 to September 1998; President and Chief Executive Officer of Haagen-Dazs Company, Inc. (a subsidiary of Grand Metropolitan PLC) from 1992 through 1995; President of the Baked Goods Division of Pillsbury Company (a subsidiary of Grand Metropolitan PLC) from 1989 to 1992.	1995

Name and Age	Principal Occupation	Director Since
Kenneth J. Roering (61)	Currently a Professor of Marketing at the Carlson School of Management at the University of Minnesota, served as Department Chair for ten years and occupied the Pillsbury Company Chair in marketing for 20 years; has published more than 70 articles in professional journals, written two books, and edited three collections of scholarly writings in the areas of customer decision-making, marketing strategy and new product development; has served on several editorial review boards and has received numerous teaching and research awards for his work, including AMA Distinguished Doctoral Faculty and University of Minnesota Outstanding Graduate Teacher; has consulted with more than 50 companies including, American Express, Motorola, 3M, Cargill, MTS Systems Corporation, Carlson Companies, Pillsbury Company, Ameritech, Whirlpool, Apogee, and Medtronic; has been a director of several companies and currently serves on the Board of Arctic Cat Inc. and two privately held companies; has directed and participated in management development programs throughout the world.	1992

William D. Slattery (61)	Chairman of Transport America from December 1999 through July 2002; President of Shamrock Business Group, Inc. (a consulting and investment company based in Minneapolis, Minnesota) since October 1998; Chairman of the Cargo Division of Northwest Airlines Corporation from 1994 to April 1998; Prior to 1994, Mr. Slattery held positions at Northwest Airlines Corporation as Executive Vice President, International, from 1992 to 1994 and as Executive Vice President, Operations, from 1988 to 1992. Since 1997, Mr. Slattery has also served as the Chairman of the Board of Precision Pours, Inc., and he also serves as Director of Vinyl Art, Inc.	1998

        Vote Required. The affirmative vote of a majority of the shares of Transport America’s common stock represented at the Annual Meeting in person or by proxy and entitled to vote is required for the election of the nominees.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE.

        Meetings. During fiscal 2003, the Board of Directors met six times. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served. It is Transport America’s policy that all directors should attend the Annual Meeting of Shareholders and Transport America regularly schedules a Board of Directors meeting on the same day as the Annual Meeting of Shareholders. All members of the Board of Directors attended the 2003 Annual Meeting of Shareholders.

        Board Committees. The Board of Directors has established an Audit Committee, a Compensation Committee and a Governance Committee. The Audit Committee, which met seven times during the last fiscal year, is currently composed of Messrs. Christianson (Chairman), Roering and Slattery. All members of Transport America’s Audit Committee are independent directors as defined by the rules of the National Association of Securities Dealers for companies listed on the Nasdaq Stock Market. The Board of Directors has determined that Anton J. Christianson, who is a member of Transport America’s Audit Committee, is an “audit committee financial expert” as that term is defined in rules and regulations promulgated by the Securities and Exchange Commission. The Audit Committee meets with Transport America’s independent auditors and representatives of management to review the internal and external financial reporting of Transport America, reviews the scope of the independent auditors’ examination, considers comments by the independent auditors regarding internal controls and accounting procedures and management’s response to these comments and approves any material non-audit services to be provided by Transport America’s independent auditors. A report of the Audit Committee is contained in this Proxy Statement. In September 2003, the Board of Directors adopted a new Audit Committee Charter, which is attached to the Proxy Statement as Appendix A.

        The Compensation Committee, which met nine times during the last fiscal year, is currently composed of Messrs. Slattery (Chairman), Murnane and Roering. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding compensation, including salaries, incentive pay plans, stock options and benefits for officers and employees. The unusually high number of meetings of the Compensation Committee in 2003 was due to the development of a new management incentive plan to replace the plan used in previous years. The new plan, which will form the basis for incentive compensation in 2004, ties management incentive pay to fundamental financial performance and to industry peer performance. The Committee utilized the work of a compensation consultant as well as the experience of its own members. The Board of Directors utilizes a Stock Grant Subcommittee of the Compensation Committee, currently composed of Messrs. Murnane and Slattery, to grant stock options under Transport America’s 1995 Stock Plan. The Stock Grant Subcommittee acted two times through written actions during the last fiscal year.

        On July 22, 2003 the Board renamed the existing Nominating Committee as the Governance Committee. The Committee, which is currently composed of Messrs. Roering (Chairman), Christianson and Murnane, met two times during the last fiscal year. All members of the Governance Committee are independent directors as defined by the rules of the National Association of Securities Dealers for companies listed on the Nasdaq Stock Market. The primary purpose of the Governance Committee is to ensure an appropriate and effective role for the Board of Directors in the governance of Transport America. The primary recurring duties and responsibilities of the Governance Committee include (1) reviewing and recommending to the Board corporate governance policies and procedures; (2) reviewing the Transport America Code of Conduct and compliance thereof; (3) selecting and educating Transport America directors; and (4) evaluating the Board of Directors. The Governance Committee charter is available to security holders on Transport America’s website located at www.transportamerica.com.

        In identifying prospective director candidates, the Committee considers its personal contacts, recommendations from shareholders and recommendations from business and professional sources, but does not pay a fee to any third party. The Governance Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by shareholders. Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company at least ninety (90) days prior to the meeting date corresponding to the previous year’s Annual Meeting, with the submitting shareholder’s name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. When evaluating the qualifications of potential new Directors, or the continued service of existing Directors, the Governance Committee will consider a variety of criteria, including the individual’s integrity, inquisitiveness, experience dealing with complex problems, specialized skills or expertise, diversity of background, independence, financial expertise, freedom from conflicts of interest, ability to understand the role of a Director and ability to fully perform the duties of a Director. While candidates recommended by shareholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing Directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution, resulting from such service. Shareholders wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure for submitting nominations and a full delineation of the criteria considered by the Governance Committee when evaluating potential new Directors or the continued service of existing Directors.

        Director Compensation. During 2003, each non-employee member of the Board of Directors received $1,500 per month plus $1,000 per meeting. In addition, each non-employee director is compensated for Committee participation. The Committee Chairperson receives $1,000 per meeting and Committee members receive $500 per meeting. Non-employee directors are also reimbursed for certain expenses in connection with attendance at Board and committee meetings. In addition, pursuant to Transport America’s 1995 Stock Plan, each non-employee director of Transport America automatically receives annually on the date of election or reelection as a director an option to purchase 4,000 shares of Transport America’s common stock at an option price equal to the fair market value of Transport America’s common stock on the date that the option is granted. All such options vest immediately and are exercisable at any time during the five-year term or within 30 days of the date when the director terminates his service as a director, whichever period is shorter. The Board may, in appropriate circumstances, waive or modify the requirement that a director exercise an option within 30 days of the date when the director’s service as a director terminates. The 1995 Stock Plan also permits granting of additional or alternative options to directors at the discretion of the Board.

        Communications with the Board of Directors. The Transport America Board of Directors provides a process for security holders to send communications to the Board of Directors. The manner in which security holders can send communications to the board is set forth on the Company’s website located at www.transportamerica.com.

        Code of Conduct. In December 2003, the Company adopted by resolution of the Board of Directors a code of ethics, known as the “Transport Corporation of America, Inc. Code of Conduct,” which applies to the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions, as well as other officers and the directors and employees of the Company. The Company believes that the code not only documents its historic good business practices, but sets forth guidelines for ensuring that all Company personnel act with the highest standards of integrity. The Transport Corporation of America, Inc. Code of Conduct is posted on the Company’s web site at www.transportamerica.com.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Information

        The following table shows, for fiscal years 2003, 2002 and 2001, the cash compensation paid by Transport America, as well as certain other compensation paid or accrued for those years, to Michael J. Paxton, the Chief Executive Officer of Transport America, to the three other executive officers of Transport America whose total salary and bonus cash compensation exceeded $100,000 during 2003, and one additional individual who would have been among the four most highly compensated executive officers but for the fact that he was not serving as an executive officer at the end of the last fiscal year (together with Mr. Paxton, the “Named Executives”).

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)(1)		Stock Options(#)	All Other Compensation($)(2)

Michael J. Paxton(3)	2003	374,519		-0-		-0-	313,180	(4)
Chairman, Chief Executive	2002	350,000		50,000	(5)	26,000	125,066	(6)
Officer and President	2001	40,385		-0-		204,000 (7)	22,500	(8)

Keith R. Klein	2003	204,500		-0-		-0-	795
Chief Financial Officer,	2002	190,962		-0-		16,470	747
Chief Information Officer	2001	180,000		14,940		13,846	762
and Assistant Secretary

Larry E. Johnson	2003	132,923		-0-		-0-	1,278
Vice President of	2002	131,058		-0-		5,500	868
Marketing Services	2001	125,000		5,750		9,615	1,034

Ronald C. Kipp(9)	2003	140,323		-0-		11,865	58,127	(10)
Vice President of Operations	2002	20,269		10,000		7,500	-0-

Richard R. Lane(11)	2003	122,702	(12)	-0-		-0-	3,076
Former Vice President	2002	94,154		-0-		13,500	27,057
of Sales and Marketing
____________________
(1)	Represents a bonus earned for the year in which the amount is set forth in the table, but paid the following year.

(2)	Represents company contributions to Transport America's 401(k) Retirement Plan except as otherwise noted.

(3)	Mr. Paxton was elected President and Chief Executive Officer in November 2001.

(4)	Includes $1,438 in company contributions to Transport America's 401(k) Retirement Plan, $768 paid by Transport America for a term life insurance premium, and $310,974 in perquisites, of which $299,766 consisted of relocation expenses.

(5)	Consists of $50,000 of additional guaranteed cash compensation paid to Mr. Paxton as a bonus for 2002 pursuant to his employment offer that was paid in 2003. No such guaranteed amount was payable for 2003 services.

(6)	Includes $2,000 in company contributions to Transport America's 401(k) Retirement Plan, $768 paid by Transport America for a term life insurance premium, and $122,298 in perquisites, of which $115,475 consisted of relocation expenses.

(7)	Includes an option to purchase 4,000 shares granted to Mr. Paxton for services as a non-employee director prior to his election as President and Chief Executive Officer, 71,499 shares subject to an option granted under the Transport America 1995 Stock Plan and 128,501 shares subject to an individual equity compensation agreement.

(8)	Includes $22,500 paid to Mr. Paxton for his services as a non-employee director prior to his election as President and Chief Executive Officer.

(9)	Mr. Kipp was hired by Transport America in October 2002 and elected Vice President of Operations on November 8, 2002.

(10)	Includes $811 in company contributions to Transport America's 401(k) Retirement Plan and $57,316 in perquisites, of which $50,269 consisted of relocation expenses.

(11)	Richard R. Lane's employment with Transport America terminated in March 2003.

(12)	Includes $80,000 paid by Transport America as severance payments negotiated in connection with his termination of employment.

(13)	Includes $123 in company contributions to Transport America's 401(k) Retirement Plan and $26,034 in perquisites, of which $21,434 consisted of relocation expenses.

Stock Options

        The following table contains information concerning individual grants of stock options to each of the Named Executives during the last fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants						Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term ($)

Name	Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price($)	Market Price On Grant Date($)	Expiration Date	5%	10%

Michael J. Paxton	-0-		0.0%	N/A	N/A	N/A	N/A	N/A
Keith R. Klein	-0-		0.0%	N/A	N/A	N/A	N/A	N/A
Larry E. Johnson	-0-		0.0%	N/A	N/A	N/A	N/A	N/A
Ronald C. Kipp	11,865	(1)	17.9%	$5.90	$5.90	07/22/13	$44,025	$111,568
Richard R. Lane(2)	-0-		0.0%	N/A	N/A	N/A	N/A	N/A
____________________
(1)	Becomes exercisable with respect to 25% of the shares of common stock subject to the option on July 22, 2004, 2005, 2006 and 2007.

(2)	Mr. Lane's employment with Transport America terminated in March 2003.

Stock Options

        The following table sets forth information with respect to the Named Executives concerning the exercise of options during 2003 and unexercised options held as of December 31, 2003:

AGGREGATED OPTION EXERCISES
AND DECEMBER 31, 2003 OPTION VALUES

			Number of Securities Underlying Unexercised Options At 12/31/03(#)			Value of Unexercised In-the-money Options At 12/31/03($)(1)
Name	Shares Acquired On Exercise(#)	Value Realized($)	Exercisable		Unexercisable	Exercisable	Unexercisable

Michael J. Paxton	-0-	-0-	118,500	(2)	119,500	222,033	231,055
Keith R. Klein	-0-	-0-	52,341		26,375	40,898	32,761
Larry E. Johnson	-0-	-0-	22,396		13,669	25,358	15,838
Ronald C. Kipp	-0-	-0-	1,875		17,490	5,100	31,318
Richard R. Lane(3)	-0-	-0-	-0-		-0-	-0-	-0-
____________________
(1)	Based on the market price of $7.25 per share of common stock on December 31, 2003.

(2)	Includes 12,000 shares subject to options granted to Mr. Paxton for services as a non-employee director prior to his election as President and Chief Executive Officer in November 2001.

(3)	Mr. Lane's employment with Transport America terminated in March 2003, and his options expired unexercised.

Equity Compensation Plan Information

        The following table sets forth aggregate information regarding grants under all equity compensation plans of Transport America as of December 31, 2003:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation
plans approved by
security holders	382,102		$6.514	353,518

Equity compensation
plans not approved by
security holders	128,501	(1)	$5.230	63,063	(2)

Total	510,603		$6.191	416,581

____________________
(1)	Represents an option to purchase up to 128,501 shares of Transport America's common stock, par value $.01 per share, pursuant to an individual equity compensation agreement between Transport America and Michael J. Paxton. The individual equity compensation agreement is a ten-year option with an exercise price of $5.23 per share, the fair market value of Transport America common stock on the date of grant. The option becomes exercisable with respect to 25% of the shares of Transport America common stock subject to the option on the first four anniversaries of the agreement.

(2)	Represents shares of common stock remaining available for future issuance to purchase 63,063 shares of Transport America's common stock, par value $.01 per share, pursuant to the 1999 TA Rewards Program which is an incentive program to reward employee drivers and independent contractor drivers who achieve certain performance and safety goals. Under this program, drivers are awarded points on a quarterly basis for achieving their safety and performance goals. Drivers may redeem these points for various rewards, including shares of Transport America's common stock.

Employment and Separation Agreements

        Michael J. Paxton became Transport America’s President and Chief Executive Officer effective November 12, 2001. Pursuant to his employment offer, Transport America agreed to pay Mr. Paxton an annual base salary of $350,000. Mr. Paxton is eligible for an annual incentive bonus in an amount between 60% and 72% of his base salary upon attainment of certain performance goals. He was also entitled to additional guaranteed cash compensation of $50,000 as a bonus for 2002. No such guaranteed amount was payable for 2003. Mr. Paxton was also reimbursed for his relocation expenses and received an option to purchase 200,000 shares of Transport America’s common stock, 71,499 of which were granted under the Transport America 1995 Stock Plan and 128,501 of which were granted pursuant to a separate, individual equity compensation agreement. Upon termination of his employment, other than for cause, Mr. Paxton is entitled to severance pay equaling 18 months of salary.

        Pursuant to a separate letter agreement in December 2001, Transport America agreed to pay Mr. Klein severance payments equaling 12 months of his base salary and to provide him with benefits for the same period if Transport America terminates Mr. Klein’s employment prior to a change in control for reasons other than cause or Mr. Klein’s voluntary resignation. In addition, he would be entitled to receive up to $10,000 for individual outplacement counseling. As a condition to Transport America’s obligation to pay the severance, Mr. Klein would sign a release of claims against Transport America at the time of severance and be bound by confidentiality, non-compete and non-solicitation covenants.

        Transport America has signed Change in Control/Severance Agreements with most of its executive officers and certain other key employees. These agreements entitle the executive officer or employee to receive payments and benefits from Transport America if the individual is terminated for certain reasons within 24 months of a change of control in Transport America. These reasons include termination by Transport America without cause or termination by the individual for good reason, such as reduction in base pay or benefits or assignment of duties inconsistent with the individual’s status or position prior to the change of control. Messrs. Paxton, Klein, Johnson and Kipp would be entitled to receive as severance payment 24, 12, 12 and 12 times their respective monthly compensation. In addition, they would be entitled to receive continuation of their benefits for the duration of their severance payments, up to $10,000 for individual outplacement counseling, and legal fees resulting from a contest of the termination of employment or an enforcement of the Change in Control/Severance Agreement. As a condition to Transport America’s obligation to pay the severance, the executive officer or employee would sign a release of claims against Transport America at the time of severance and be bound by confidentiality, non-compete and non-solicitation covenants.

        Richard R. Lane’s employment with Transport America terminated in March 2003. Transport America agreed to pay Mr. Lane’s weekly salary for a period of twenty-six (26) weeks following termination for a total of approximately $80,000. Mr. Lane agreed to certain confidentiality restrictions, non-compete and non-solicitation obligations and released any claims that he may have against Transport America.

Compensation Committee Report On Executive Compensation

        Decisions on compensation of Transport America’s executives are made by the Compensation Committee of the Board consisting of Messrs. Slattery (Chairman), Murnane and Roering. All decisions by the Compensation Committee relating to the compensation of Transport America’s executive officers are reviewed by the full Board. Pursuant to rules promulgated by the Securities and Exchange Commission designed to enhance disclosure of companies’ policies with regard to executive compensation, set forth below is a report submitted by the Compensation Committee addressing Transport America’s compensation policies for 2003 as they affected Mr. Paxton, Transport America’s President and Chief Executive Officer, Keith R. Klein, Larry E. Johnson and Ronald C. Kipp, the three other executive officers of Transport America whose total salary and bonus cash compensation exceeded $100,000 during 2003, and Richard C. Lane, an individual who would have been among the four most highly compensated executive officers but for the fact that he was not serving as an executive officer at the end of the last fiscal year (together with Mr. Paxton, the “Named Executives”).

        The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent that Transport America specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

        Compensation Philosophy. The Compensation Committee’s executive compensation policies are designed to reflect the following objectives: payment for actual performance; attraction and retention of executives who contribute to the success of Transport America; payments commensurate with the best companies in the truckload industry; and alignment of the interests of management with those of shareholders.

        Base Salary. The Compensation Committee annually reviews each officer’s salary, including those of the Named Executives. In determining the base salary levels, the Compensation Committee considers levels of responsibility, experience, equity, external pay practices and industry trends. With respect to external pay practices, the Compensation Committee compares the base salaries paid by Transport America to a survey of national, public transportation companies. Transport America attempts to maintain base salary levels which it believes allows Transport America to attract and retain the quality of executive talent needed.

        Annual Bonus. The Compensation Committee established the 2003 Executive Compensation Plan (the “Plan”), an annual bonus plan for Transport America’s management, including the Named Executives, for 2003. Under this Plan, the Named Executives were eligible to receive an annual bonus based on achievement of a minimum and target revenue, EBITDA, operating ratio, and pretax profit level with the total possible bonus amounts capped at 60 percent of base salary for Mr. Paxton, 40 percent of base salary for Mr. Klein and 30 percent for each of the remaining Named Executives; however, the Plan did not pay out any incentive bonus amounts as none of the minimum thresholds were met.

        Long-term Incentives. To align the interests of management with those of shareholders, the Compensation Committee has instituted a long-term incentive program which consists of periodic discretionary grants of stock options to key employees, including the Named Executives. To foster a longer-term perspective, stock options typically vest over a four-year period. In 2003, the only Named Executive to receive options was Mr. Kipp who received options to purchase 11,865 shares of Transport America’s common stock.

        Other Compensation Programs. Transport America maintains certain broad-based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life and health insurance plans. Transport America’s retirement plan consists of a 401(k) employee saving plan which allows employees to make pre-tax contributions, and in which Transport America may, at its discretion, match a portion of the employee contributions. During 2003, Transport America contributed amounts equal to one-fourth of the employee deferrals, up to 1% of each participant’s compensation. Other non-cash compensation benefits are provided to the Named Executives. None of these benefits are directly or indirectly tied to Transport America’s performance. In 2001, Transport America instituted an Employee Stock Purchase Plan which allows all Transport America employees who meet certain eligibility requirements to purchase Transport America stock at a discount from market. The Named Executives are eligible to participate in the Plan.

        Mr. Paxton’s 2003 Compensation. Mr. Paxton’s annual base salary for 2003 was $374,519. In addition, he received $50,000 in guaranteed additional cash compensation as a bonus for fiscal year 2002, pursuant to his employment arrangement described under “Employment and Separation Agreements.” No such guaranteed amount was payable for 2003 and Mr. Paxton did not earn any bonus under the 2003 plan.

SUBMITTED BY THE COMPENSATION COMMITTEEOF
TRANSPORT AMERICA’S BOARD OF DIRECTORS

William D. Slattery (Chair)	William P. Murnane	Kenneth J. Roering

Performance Graph

        In accordance with the rules of the SEC, the following performance graph compares performance of Transport America’s common stock on the Nasdaq National Market to the S&P 500 Index and the the ABS Truckload Index prepared by Deutsche Banc Alex. Brown Incorporated. The graph compares the cumulative total return from December 31, 1998 to December 31, 2003 on $100 invested on December 31, 1998, assumes reinvestment of all dividends and has been adjusted to reflect stock splits. The performance graph is not necessarily indicative of future investment performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

_________________

*The ABS Truckload Index includes CVTI, HTLD, JBHT, KNGT, LSTR, SWFT, XPRSA and WERN. Landair Corporation (LAND) is not included in the ABS Truckload Index this year because LAND terminated registration of its common stock on a Form 15 filed with the SEC on February 27, 2003 and is no longer publicly traded.

        The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Annual Report on Form 10-K into any filing under the 1933 Act or the 1934 Act, except to the extent that Transport America specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

BENEFICIAL OWNERSHIP OF
COMMON STOCK

        The following table presents information provided to Transport America as to the beneficial ownership of Transport America’s common stock as of April 8, 2004 by (i) the only shareholders known to Transport America to hold 5% or more of such stock, (ii) each of the directors and Named Executives of Transport America and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

Beneficial Owners	Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock

Rutabaga Capital Management(1)	1,031,950	14.8%
64 Broad Street, 3rd Floor
Boston, MA 02109

Wellington Management Company, LLP(1)	823,000	11.8%
75 State Street
Boston, MA 02109

T. Rowe Price Associates, Inc.(2)	477,700	6.8%
100 East Pratt Street
Baltimore, MD 21202

Central Securities Corporation(1)	533,757	7.6%
375 Park Avenue
New York, NY 10152

Yale University(3)	482,600	6.9%
Investments Office
230 Prospect Street
New Haven, CT 06511-2107

Wasatch Advisors, Inc.(1)	552,373	7.9%
150 Social Hall Avenue
Salt Lake City, UT 84111

Samuel H. Ellis
Samuel H. Ellis IRA
Huntington Partners LP(4)	384,300	5.5%
11 S. LaSalle Street, Suite 2900
Chicago, IL 60603

Anton J. Christianson(5)(6)	50,292	*
William P. Murnane(5)	8,000	*
Charles M. Osborne(5)	0	*
Michael J. Paxton(5)	127,757	1.8%
Kenneth J. Roering(5)	103,900	1.5%
William D. Slattery(5)	40,000	*
Keith R. Klein(5)	66,797	*
Larry E. Johnson(5)	51,953	*
Ronald C. Kipp(5)	2,875	*
Richard R. Lane(5)	0	*
All officers and directors as a group
(Ten persons)(5)(6)	451,574	6.5%

____________________
*	Less than 1%

(1)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

(2)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission, T. Rowe Price has advised Transport America that these securities are owned by various individual and institutional investors (including T. Rowe Price Small-Cap Value Fund, Inc. which owns 475,000 shares, representing 6.8% of the shares outstanding) to which T. Rowe Price serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission. Yale University has advised Transport America through its Schedule 13G filed with the Securities and Exchange Commission that it beneficially owns 482,600 shares of Transport America's common stock, of which (i) 431,750 shares are held of record by Yale University in an externally managed account terminable on notice of 60 days or less, and (ii) 50,850 shares held of record by the Yale University Retirement Plan for Staff Employees which has shared power to direct the vote or disposition of such shares in an externally managed account with the same investment manager, also terminable on notice of 60 days or less. Yale University expressly disclaims beneficial ownership of the shares held by the Yale University Retirement Plan for Staff Employees.

(4)	Samuel H. Ellis, Samuel H. Ellis IRA and Huntington Partners LP have advised Transport America through their Schedule 13G filed with the Securities and Exchange Commission that 50,000 shares are owned by Samuel H. Ellis, 50,000 shares are owned by Samuel H. Ellis IRA and 284,300 shares are owned by Huntington Partners LP. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Samuel H. Ellis, Samuel H. Ellis IRA and Huntington Partners are deemed to be beneficial owners of such securities.

(5)	Includes the following shares which may be purchased within 60 days from the date hereof pursuant to the exercise of outstanding options: Mr. Christianson, 16,000 shares; Mr. Murnane, 8,000 shares; Mr. Osborne, 0 shares; Mr. Paxton, 118,500 shares; Dr. Roering, 20,000 shares; Mr. Slattery, 40,000 shares; Mr. Klein, 59,441 shares; Mr. Johnson, 25,133 shares; Mr. Kipp, 1,875 shares; Mr. Lane, 0 shares; and all officers and directors as a group, 288,949 shares.

(6)	Includes 33,856 shares indicated as being owned by Mr. Christianson are owned by Adam Smith Growth Partners, of which Mr. Christianson is the Chairman and exercises voting and investment discretion over the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        During the fiscal year ended December 31, 2003, Transport America filed late Forms 4 pursuant to Section 16 of the 1934 Act on behalf of Messrs. Christianson, Murnane, Roering and Slattery reporting non-employee director stock option grants.

PROPOSAL 2

AMENDMENT OF THE TRANSPORT AMERICA 1995 STOCK PLAN

        On April 1, 2004, the Board of Directors approved an amendment to Transport America’s 1995 Stock Plan (the “Stock Plan”) subject to shareholder approval. The amendment authorizes awards of restricted stock under the Stock Plan which will vest incrementally, as long as the participant remains in the employ of Transport America. Restricted stock awards also could, at the discretion of the Board, require that certain performance goals be met in order to retain the shares subject to the award. Shareholder approval is sought to approve the award of restricted stock under the Stock Plan authorized by the Board.

Summary of the Stock Plan

        On March 21, 1995, the Board of Directors adopted the Stock Plan. In 1997, the Stock Plan was amended to limit the number of shares subject to options that may be granted under the Stock Plan to any participant in a single fiscal year to 100,000 shares and on April 2, 2002, the Stock Plan was amended to prohibit repricing of options without shareholder approval, to stipulate that all options must have an exercise price equal to the fair market value of Transport America’s stock on the date of grant, to prohibit loans from Transport America for option exercises, to eliminate restricted stock as an award alternative and to make certain clarifying changes. On May 28, 2002 the shareholders approved an amendment to the Stock Plan to increase the number of shares included in the Plan from 350,000 to 675,000. As of April 1, 2004, there are 263,158 shares available for award under the Stock Plan. The purpose of the Stock Plan is to enable Transport America and its subsidiaries to retain and attract executives and other key employees who contribute to Transport America’s success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of Transport America by giving them a proprietary interest in Transport America. The Stock Plan also allows Transport America to grant stock options to consultants and non-employee directors.

        Eligibility and Administration. Officers and other key employees of Transport America and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of Transport America and its subsidiaries are eligible to be granted awards under the Stock Plan. Selected consultants under contract to Transport America and non-employee directors are also eligible to be granted awards under the Stock Plan. The Stock Plan is administered by the Board, or in its discretion, by a committee of not less than two directors, each of whom must be “non-employee directors” and “outside directors,” as defined in the Stock Plan (the “Committee”) and appointed by the Board. The Board of Directors has established a Stock Grant Subcommittee of the Compensation Committee, currently composed of Messrs. Murnane and Slattery, for the purpose of granting awards under the Stock Plan. The term “Board” as used in this section refers to Transport America’s Board of Directors or the Committee.

        The Board has the power to grant awards under the Stock Plan, determine the number of shares covered by each option and other terms and conditions of such options, interpret the Stock Plan, and adopt rules, regulations and procedures with respect to the administration of the Stock Plan. The Board may delegate its authority to officers of Transport America for the purpose of selecting key employees who are not officers of Transport America to be participants in the Stock Plan.

Awards Under the Stock Plan

        Stock Options. The Board may grant stock options that either qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”) or are “non-qualified stock options” in such form and upon such terms as the Board may approve from time to time. Stock options granted under the Stock Plan may be exercised during their respective terms as determined by the Board. The purchase price may be paid by tendering cash or, in the Board’s discretion, by tendering Transport America common stock. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee’s lifetime. Eligible persons will not pay any consideration to Transport America in order to receive options, but will pay the exercise price upon exercise of an option.

        Stock options may be exercised during varying periods of time after a participant’s termination of employment, depending upon the reason for the termination. Following a participant’s death, the participant’s stock options may be exercised by the legal representative of the estate or the optionee’s legatee for a period of nine months or until the expiration of the stated term of the option, whichever is less. The time period that applies if the participant is terminated by reason of disability is nine months. If the participant’s employment is terminated by reason of retirement or for any other reason, the participant’s stock options may be exercised for a period of three months or until the expiration of the stated term of the option, whichever is less. In the event of termination of employment by reason of disability or retirement, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a non-qualified stock option.

        No incentive stock options may be granted after March 21, 2005. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of Transport America, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The exercise price under a stock option (including incentive and non-qualified stock options) may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of Transport America, the exercise price under an incentive stock option may not be less than 110% of the fair market value of the stock on the date the option is granted). The number of shares granted to an individual under the Stock Plan in any year may not exceed 100,000 shares.

        Non-employee Director Stock Options. The Stock Plan provides for the annual automatic granting of a defined number of options to directors who are not employees of Transport America. Such options are granted to each person who is not an employee of Transport America and who is elected or re-elected as a director by the shareholders at any annual or special meeting of the shareholders. As of the date of such an annual or special meeting, each such director shall automatically receive a non-qualified stock option to purchase 4,000 shares of common stock with the option price equal to the fair market value of Transport America’s common stock on such date. These options will have five-year terms and will be exercisable at any time following the date of grant. The purchase price payment terms, transfer restrictions and other similar provisions of employee stock options apply to non-employee director stock options. Non-employee directors may also receive discretionary stock options and restricted stock under the Stock Plan. In the event that discretionary stock options are granted to members of the Committee, such options must be granted by the Board of Directors. In the event the Stock Plan is amended to permit grants of restricted stock, the Board of Directors may re-evaluate the automatic grant of stock options and may determine to grant restricted stock awards in lieu of some or all of the annual grant of stock options.

        Restricted Stock. Under the Stock Plan, as proposed to be amended, the Board of Directors may grant restricted stock awards. The individual restricted stock awards would set forth a restriction period during which the grantee must remain in the employ of the Company in order to retain the shares under the grant. The individual restricted stock awards also may, at the discretion of the Board, reflect specified performance goals that must be met in order to retain the shares under the grant. The participant would not be permitted to dispose of the shares prior to the expiration of the restriction period and, if applicable, satisfaction of the performance goals. During this period, the participant would be entitled to vote the shares and, at the discretion of the Board, receive any dividends. Each certificate evidencing the restricted shares would bear a legend giving notice of the restrictions in the award.

        Amendment. The Board may amend, alter, or discontinue the Stock Plan in any respect; provided, however, that no such amendment, alteration or discontinuation may impair the terms and conditions of any option without the consent of the participant and shareholder approval is required prior to any repricing of outstanding options.

        General Provisions. The Board may, at the time of any grant under the Stock Plan, provide that the shares received under the Stock Plan shall be subject to repurchase by Transport America in the event of termination of employment by the participant. The repurchase price will be the fair market value of the stock or, in the case of a termination for cause, the amount of consideration paid for the stock. The Board may also, at the time of grant, provide Transport America with similar repurchase rights, upon terms and conditions specified by the Board, with respect to any participant who, at any time within two years after termination of employment with Transport America, directly or indirectly competes with, or is employed by a competitor of, Transport America.

Federal Income Tax Consequences

        Incentive Stock Options. Some of the options to be granted to employees pursuant to the Stock Plan may be intended to qualify as incentive stock options under Section 422 of the Code. Under present law, the optionee recognizes no taxable income and Transport America does not receive a deduction when the incentive stock option is granted. In addition, an optionee generally will not recognize taxable income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). However, the amount by which the fair market value of the shares at the time of exercise exceeds the aggregate exercise price paid will be alternative minimum taxable income for purposes of applying the alternative minimum tax. If the optionee does not dispose of the shares acquired upon such exercise for a period of two years from the granting of the incentive stock option and one year after exercise of the option, the optionee will receive capital gains treatment on any gain recognized when he or she sells the shares. Transport America is not entitled to any compensation expense deduction under these circumstances. If the applicable holding periods are not satisfied, then any gain recognized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, in the amount by which the lesser of (i) the fair market value of such stock on the date of exercise, or (ii) the amount recognized on the disposition of the shares, exceeds the option exercise price. The balance of any gain or loss recognized on such a premature disposition will be characterized as a capital gain or loss. Transport America is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by the optionee as a result of the early disposition.

        Nonqualified Stock Options. Nonqualified stock options granted under the Stock Plan are not intended to and do not qualify for the tax treatment described above for incentive stock options. Under present law, an optionee generally will not recognize any taxable income at the time a nonqualified stock option is granted to the optionee pursuant to the Stock Plan. Upon exercise of the option, the optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the aggregate exercise price. The amount recognized as ordinary income by the optionee will increase the optionee’s basis in the shares acquired pursuant to the exercise of the nonqualified stock option. Transport America is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by the optionee upon exercise of the nonqualified stock option. Upon the subsequent sale of shares by the optionee, any resulting gain or loss will generally be characterized as long-term or short-term capital gain or loss, depending upon the optionee’s holding period for such shares.

        Restricted Stock AwardS. The grant of restricted stock should not result in immediate income for the participant or a deduction for Transport America for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions which would result in a “substantial risk of forfeiture” as intended by Transport America. A participant who receives an award of restricted stock will recognize ordinary compensation income when the restrictions on such shares lapse, in an amount equal to the excess of the fair market value of such shares at the time the restrictions lapse over the price, if any, paid for the shares. Dividends paid on the shares and received by the participant during the restricted period would also be taxable ordinary compensation income to the participant. Transport America is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by a participant with respect to shares awarded pursuant to the Stock Plan, provided that such amount constitutes an ordinary and necessary business expense of Transport America and is reasonable.

        If the participant makes an election with respect to such shares under Section 83(b) of the Code, not later than 30 days after the date shares are transferred to the participant pursuant to such award, the participant will recognize ordinary income at the time of transfer in an amount equal to the excess of the fair market value of the shares covered by the award (determined without regard to any restriction other than a restriction which by its terms will never lapse) at the time of such transfer over the price, if any, paid for such shares. In such case, dividends paid on the restricted stock are taxable dividend income to the participant and are no longer deductible by Transport America.

        A participant’s tax basis in shares received pursuant to a restricted stock award granted under the Stock Plan will be equal to the sum of the price paid for such shares, if any, and the amount of ordinary income recognized by such participant with respect to the transfer of such shares or the lapse of the restrictions thereon. The participant’s holding period for such shares for purposes of determining gain or loss on a subsequent sale will begin immediately after the transfer of such shares to the participant if a Section 83(b) election is made with respect to such shares, or immediately after the restrictions on such shares lapse if no Section 83(b) election is made.

        If, subsequent to the lapse of restrictions on his or her shares, the participant sells such shares, the difference, if any, between the amount recognized from such sale and the tax basis of such shares to the holder will be taxed as long-term or short-term capital gain or loss, depending on whether the participant’s holding period for such shares exceeds the applicable holding period at the time of sale and provided that the participant holds such shares as a capital asset at such time.

        If a Section 83(b) election is made, and before the restrictions on the shares lapse the shares which are subject to such election are forfeited, (i) no deduction would be allowed to such participant for the amount previously included in the income of such participant by reason of such Section 83(b) election, and (ii) the participant would recognize a loss in an amount equal to the excess, if any, of the amount paid for such shares over the amount received by the participant upon such forfeiture, which loss would be a capital loss if the shares are held as a capital asset at such time.

Vote Required

        Shareholder approval of the amendment to approve the award of restricted stock under the Stock Plan authorized by the Board requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE 1995 STOCK PLAN.

AUDITORS

        KPMG LLP, independent certified public accountants, were the auditors for Transport America for fiscal 2003. The Audit Committee has engaged KPMG to perform the quarterly reviews for 2004 and will consider the selection of auditors for the 2004 fiscal year-end financial statements after the Annual Meeting of Shareholders and currently expects to recommend KPMG LLP. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed by KPMG LLP to Transport America for the annual audit for fiscal year 2003 and for the review of Transport America’s financial statements included in Transport America’s quarterly reports on Form 10-Q for the fiscal year 2003 were $130,500 and the aggregate fees billed by KPMG LLP to Transport America for the annual audit for fiscal year 2002 and for the review of Transport America’s financial statements included in Transport America’s quarterly reports on Form 10-Q for the fiscal year 2002 were $124,200.

Audit-related Fees

        KPMG billed Transport America an aggregate of $7,000 and $6,000 in 2003 and 2002, respectively, for audit services for the Transport America Retirement Plan. The Audit Committee approved 100% of these services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Tax Fees

        KPMG LLP billed Transport America $1,000 and $10,064 in 2003 and 2002, respectively, for tax compliance, tax advice and tax planning services. The Audit Committee approved 100% of these services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Pre-Approval Policies

        The Audit Committee has established a detailed Pre-Approval Policy for audit and permissible non-audit services provided by its independent certified public accountants. A copy of the Audit Committee’s Pre-Approval Policy is attached hereto as Appendix B.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors of Transport America is composed of three independent directors and operates under a written charter adopted by the Board of Directors. In September 2003, the Board of Directors adopted a new Audit Committee Charter which is attached to this Proxy Statement as Appendix A. Management is responsible for Transport America’s internal control and the financial reporting process. The independent auditors are responsible for performing an independent audit of Transport America’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

        In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that Transport America’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United

States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Transport America’s independent auditors also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee reviewed the fees indicated above and discussed with the independent auditors that firm’s independence.

        Based upon the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Transport America’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE
OF TRANSPORT AMERICA’S BOARD OF DIRECTORS

Anton J. Christianson (Chair)	Kenneth J. Roering	William D. Slattery

SHAREHOLDER PROPOSALS

        The proxy rules of the SEC permit shareholders, after timely notice to a company, to present proposals for shareholder action in a company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by corporate action in accordance with the proxy rules. Transport America’s Annual Meeting of Shareholders for the fiscal year ending December 31, 2004 is expected to be held on or about May 26, 2005 and proxy materials in connection with that meeting are expected to be mailed on or about April 15, 2005. Shareholder proposals prepared in accordance with the proxy rules must be received by Transport America on or before December 16, 2004. In addition, if Transport America receives notice of a separate shareholder proposal after March 1, 2005, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named as proxies solicited by the Board of Directors of Transport America for its 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

METHOD OF PROXY SOLICITATION

        The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by Transport America. In addition to use of the mail, proxies may be solicited by officers, directors, and other regular employees of Transport America by telephone, telegraph, or personal solicitation, and no additional compensation will be paid to such individuals. Transport America will, if requested, reimburse banks, brokerage houses, and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.

OTHER MATTERS

        The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of Transport America.

        The Annual Report of Transport America for the past fiscal year is enclosed herewith and contains Transport America’s Consolidated Financial Statements for the fiscal year ended December 31, 2003. A copy of Form 10-K, the Annual Report filed by Transport America with the SEC, together with any specifically requested exhibits, will be furnished without charge to any shareholder who requests it in writing from Transport America, at the address noted on the first page of this Proxy Statement.

By Order of the Board of Directors,

John R. Houston Secretary

Appendix A

TRANSPORT CORPORATION OF AMERICA, INC.
AUDIT COMMITTEE CHARTER

A.	PURPOSE

        The Audit Committee shall assist the Board of Directors in fulfilling the oversight responsibilities of the Board of Directors relating to corporate accounting and financial reporting practices, and the quality and integrity of the financial statements of Transport Corporation of America, Inc. (the “Corporation”). The Committee’s purpose is to oversee the internal and external accounting and financial reporting processes and systems of internal accounting and financial controls of the Corporation and the audits of the financial statements of the Corporation and the independence, qualifications and performance of the Corporation’s external auditors.

        While the Committee has the duties and responsibilities set forth in this Charter, the role of the Committee is oversight. The Committee is not responsible for planning or conducting the Corporation’s financial statements audit and related attestation of the Corporation’s internal controls or determining whether the Corporation’s financial statements are complete and accurate or in accordance with applicable accounting rules and securities laws. Such activities are the responsibility of management and the Corporation’s independent auditors. The Committee does not itself prepare financial statements or perform audits or auditing services, and its members are not auditors, certifiers of the Corporation’s financial statements or guarantors of the Corporation’s independent auditors’ reports. It is not the duty or responsibility of the Committee to insure that the Corporation complies with all laws and regulations. Each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside of the Corporation from which it receives information, (b) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (c) representations made by management as to any audit and non-audit services provided by the independent auditors to the Corporation.

B.	ORGANIZATION

1.	Membership. The Committee will at all times consist of at least three directors appointed by the Board of Directors of the Corporation, each member to serve until his or her successor is duly appointed, or until his or her earlier death, resignation or removal by the Board of Directors.

2.	Qualifications

(a)	Definitions.

(i)	Audit Committee Financial Expert” means an audit committee financial expert as defined in rules of the Securities and Exchange Commission (the “SEC”), as now in effect or as amended from time to time.

(ii)	Financial Expert” means a director who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

(iii)	“Financially Literate” means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

(iv)	“Independent Director” means a director who is independent under the rules of the National Association of Securities Dealers (“NASD”) as in effect from time to time.

(v)	“Listing Standards” means the rules of the NASD’s Nasdaq Stock Market applicable to the Corporation.

(b)	Knowledge and Experience Requirements. All members of the Committee must be Financially Literate. At least one member of the Committee must be a Financial Expert. If possible, at least one member of the Committee (who may also be the Financial Expert) should be an Audit Committee Financial Expert to allow the Corporation to disclose that it has an Audit Committee Financial Expert.

(c)	Independence. Except as provided in the third sentence of this paragraph, each member of the Committee must be an Independent Director, must satisfy the requirements of Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934 (the “Act”); must be free of any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment of the member in carrying out the responsibilities of a director of the Corporation; and must not have participated in the preparation of the financial statements of the Corporation or any current subsidiary at any time during the past three years. Each member of the Committee shall promptly notify the Board of Directors of any circumstance which might compromise their independence. The Board of Directors may, if necessary, appoint one member to the Committee who does not qualify as an Independent Director but only if such person (A) meets the criteria of Section 10A(m)(3) of the Act and the rules promulgated thereunder and (B) is not an officer or employee of the Corporation or any family member of such officer or employee. Appointment of a director to the Committee who is not an Independent Director shall be made only in strict compliance with the qualification and disclosure rules governing such appointment.

(d)	Compliance Determinations. Compliance with the qualification requirements of this Charter shall be affirmatively determined by the Board of Directors of the Corporation in its sole business judgment and in accordance with applicable laws, rules and regulations in effect from time to time.

3.	Meetings.

(a)	Frequency. The Committee shall meet in person or telephonically during each fiscal year of the Corporation as frequently as the Committee deems appropriate. The Committee shall meet with the independent auditors and management in separate meetings, as often as it deems necessary and appropriate.

(b)	Agenda and Notice. The Chair of the Committee shall establish the meeting dates and the meeting agenda and send proper notice of each Committee meeting to each member prior to each meeting. The Chair or a majority of the members of the Committee may call a special meeting of the Committee upon 48 hours’ prior notice.

(c)	Holding and Recording Meetings. Committee meetings may be held in person, telephonically or by written action in accordance with Minnesota law. Written minutes shall be prepared by the Committee for all meetings.

(d)	Chair. The Board of Directors shall designate a Chair of the Committee. The Chair must be an Independent Director. The Committee may delegate any of its responsibilities to the Chair to the extent permitted by applicable law.

(e)	Quorum. A majority of the members of the Committee shall constitute a quorum.

C.	RESPONSIBILITIES

1.	Independent Auditors

(a)	Selection and Disengagement of Independent Auditors. The Committee has the sole authority and direct responsibility for the appointment, compensation, retention and oversight of the Corporation’s independent auditors (including the resolution of disagreements between management and the independent auditor regarding financial reporting) and the independent auditors shall report directly to the Committee. If the Committee so determines in its sole discretion, or if required by the Corporation’s Articles of Incorporation or Bylaws, the selection of independent auditors shall be submitted for ratification by the Corporation’s shareholders.

(b)	Performance and Independence of Independent Auditors. The Committee is expected to evaluate the qualifications and performance and confirm the independence of the independent auditors on an ongoing basis, but not less frequently than annually. The Committee shall confirm receipt from the independent auditors of a formal written statement delineating all relationships between the Corporation and the independent auditors, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the auditors.

(c)	Approval of Independent Auditor Services. The Committee must review and, in its sole discretion, pre-approve the independent auditors’ annual engagement letter and all audit, audit-related, tax and other permissible services proposed to be provided by the independent auditor in accordance with the applicable Listing Standards and SEC rules. Pre-approval of permissible non-audit services may be pursuant to policies and procedures established by the Committee for the pre-approval for such services, provided that any such pre-approved non-audit services are reported to the full Committee at its next scheduled meeting. Prior to the establishment of such policies and procedures, approval of all services to be provided by the independent auditor shall be made by the Committee.

(d)	Review of Independent Auditor Report. The Committee shall review, prior to the filing of the Corporation’s audit report with the SEC: (i) reports, if any, required to be prepared or provided by the independent auditors on all critical accounting policies and practices to be used; (ii) all alternative treatments within applicable accounting rules for policies and practices related to material items that have been discussed with management, including the ramifications of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and (iii) any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted audit differences.

2.	Financial Reporting Process

(a)	Open Communications. The Committee is expected to provide and facilitate an open avenue of communications between the independent auditors, the Board of Directors, senior management and the Corporation’s finance department. The Committee shall also provide and facilitate sufficient opportunity for the independent auditors to meet with members of the Committee without members of management present.

(b)	Annual Audit Review. The Committee is expected to review with management and the independent auditors the Corporation’s financial statements (including footnotes) for each fiscal year, together with the independent auditor’s audit and audit report thereon, prior to their being filed with the SEC. In performing such review, the Committee shall review the scope of the audit, the audit procedures utilized, any difficulties or disputes encountered during the audit, any changes in accounting practices or principles, and any other matters related to the conduct of the audit required to be communicated to the Committee by the independent auditors pursuant to applicable auditing standards, brought to the Committee’s attention by management or the independent auditors, or which are raised by members of the Committee. The Committee is also expected to review and discuss the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the annual reports filed with the SEC prior to such filings. In connection with the annual reviews, the Committee shall inquire about and review with management and the independent auditors any significant risks or exposures faced by the Corporation and discuss with management the steps taken to minimize such risk or exposure. Such risks and exposures include, but are not limited to, threatened and pending litigation, claims against the Corporation, tax matters, regulatory compliance and correspondence from regulatory authorities, environmental exposure, and rules and regulations governing internal controls and financial reporting.

(c)	Quarterly Reviews. The Committee is expected to review with management and the independent auditors the Corporation’s financial statements for each quarter prior to their filing with the SEC, together with the independent auditors review thereon and any required communications to the Committee pursuant to professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards. The Committee is also expected to review the Corporation’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations” included in the quarterly reports filed with the SEC prior to such filings. In connection with the quarterly reviews, the Committee shall inquire about and review with management and the independent auditors any significant risks or exposures faced by the Corporation and discuss with management the steps taken to minimize such risk or exposure.

(d)	Earnings Announcement Reviews. The Committee is expected to meet with management and the independent auditors to review the annual and quarterly financial results of the Corporation prior the issuance of any related press releases or other announcements of earnings.

(e)	Review of Internal Controls. The Committee is expected to consider and review with management and the independent auditors the adequacy of the Corporation’s internal controls, including information systems control and security and recordkeeping controls. The Committee shall also review in this regard any findings and recommendations of the independent auditors, including their management letters.

(f)	Review Audit Scope. The Committee is expected to consider and review with management and the independent auditors the scope of the audit for the current fiscal year and the plan of the independent auditors in conducting the audit.

(g)	Legal Compliance; Investigations. In connection with the annual review, the Committee is expected to inquire about and review with management any legal and regulatory matters that may have a material impact on the Corporation’s financial statements or financial reporting.

3.	Disclosures

(a)	Audit Committee Report. The Committee shall prepare an Audit Committee Report for inclusion in the Corporation’s Proxy Statement for each annual meeting of shareholders pursuant to the rules governing such Reports.

(b)	Recommendation. The Committee shall recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

(c)	Audit Committee Disclosures. The Committee shall review all other disclosures made regarding the Committee or the audit engagement in the Corporation’s SEC filings.

4.	Conflicts of Interest and Complaints

(a)	Conflicts of Interest. The Committee shall establish procedures for the approval of all related-party transactions involving executive officers and directors such that all such transactions are approved by the Committee or another independent body of the Board.

(b)	Submission of Complaints. The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting or auditing matters.

5.	Legal Counsel and Advisers to the Audit Committee. The Committee may consult with the Corporation’s legal counsel at such times as the Committee deems appropriate. The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

6.	Funding of the Audit Committee. The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; to any other advisers engaged by the Committee; and of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

7.	Other Responsibilities

(a)	Reports to the Board of Directors. The Committee is expected to report regularly to the Board of Directors of the Corporation regarding the meetings of the Committee with such recommendations to the Board of Directors as the Committee deems appropriate.

(b)	Annual Review of This Charter. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

(c)	Other Responsibilities. The Committee is expected to perform such other duties as may be required by law or requested by the Board of Directors or deemed appropriate by the Committee. Any member of the Committee or management of the Corporation is authorized to certify to the NASD the Corporation’s compliance with rules governing audit committees in such form as the NASD may prescribe. The Committee shall have the authority to initiate and conduct investigations with respect to matters within the scope of the Committee’s responsibilities.

This Audit Committee Charter was revised and adopted by the Board of Directors of the Corporation on December 2, 2003.

Appendix B

TRANSPORT CORPORATION OF AMERICA, INC.
AUDIT COMMITTEE
AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY
December 2, 2003

I.	Statement of Principles.

        The Audit Committee of Transport Corporation of America, Inc. (the “Company”) is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor. As part of the pre-approval process, the Audit Committee shall consider whether the services to be performed by the auditor are consistent with the SEC’s rules on auditor independence. Unless a type of service to be provided by the independent auditor has received pre-approval under this Policy, it will require separate pre-approval by the Audit Committee. The pre-approval requirement does not apply to the provision of non-audit services for which the de minimis exception described in Section VI applies.

        The Audit Committee shall pre-approve, by resolution, the type and amount of Audit, Audit-related, Tax and all other services to be performed by the Company’s independent auditor. The term of such pre-approval is 12 months from the date of pre-approval, unless otherwise specified in such resolutions. The Audit Committee will periodically review its pre-approval resolutions and modify the types and amount of services as it determines in its discretion. To assist the Audit Committee, the independent auditor will provide the Audit Committee with detailed back-up documentation regarding the specific services to be pre-approved under this Policy.

II.	Audit Services.

        The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. The Audit Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

        In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may pre-approve other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

III.	Audit-related Services.

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee may pre-approve Audit-related services, including, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations and audits in connection with acquisitions and dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

IV.	Tax Services.

        The Audit Committee may pre-approve those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee may consult with management or its independent advisors, including counsel, to determine that the tax planning and reporting positions are consistent with this Policy.

V.	All Other Services.

        The Audit Committee may pre-approve those non-audit services classified as All Other Services that it believes are routine and recurring services and would not impair the independence of the auditor.

VI.	De Minimis Exception.

        The pre-approval requirements for non-audit services is waived provided that all such services: (1) do not exceed $7,500 in the fiscal year in which such services are provided; (2) were not recognized as non-audit services by the Company at the time of the engagement, and (3) are promptly reported to the Audit Committee and approved prior to completion of the audit.

VII.	Prohibited Non-audit Services.

        The Company may not retain its independent auditor to provide any of the prohibited non-audit services listed in Appendix A to this Policy. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions. The Audit Committee will review the list of prohibited non-audit services at least annually to determine whether any additions or deletions should be made to Appendix A.

VIII.	Pre-approval Fee Levels or Maximum Amounts.

        Pre-approval fee levels or maximum amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee and reviewed as the Audit Committee deems appropriate. Attached to this Policy as Exhibits are forms that may be attached by the Audit Committee to their pre-approval resolutions, if desired, to reflect the approved services and associated maximum fee levels. Any proposed services individually exceeding these levels or amounts aggregating more than $20,000 for all categories of services will require specific pre-approval by the Audit Committee. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee shall consider the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

IX.	Procedures.

        All requests or applications for services to be provided by the independent auditor will be submitted to the Chief Financial Officer and shall include a description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have been pre-approved by the Audit Committee. The Audit Committee will be informed on a periodic basis of the services rendered by the independent auditor. The Chief Financial Officer shall consult as necessary with the Chairman of the Audit Committee in determining whether any particular service has been pre-approved by the Audit Committee.

        The Audit Committee has designated the Chief Financial Officer to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy. The Chief Financial Officer will report to the Audit Committee on a periodic basis on the results of such monitoring. The Chief Financial Officer will immediately report to the Chairman of the Audit Committee any breach of this Policy that comes to the attention of the Chief Financial Officer.

APPENDIX A

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

Exhibit 1

Schedule of Pre-Approved Additional Audit Services Authorized for KPMG for Calendar Year 200__

Dated: _______________, 200_

Service	Maximum Annual Fee
Statutory audits or financial duties for subsidiaries or affiliates of the Company	_____

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents, attestation of management reports on internal controls), and assistance in responding to SEC comment
letters	_____

Exhibit 2

Schedule of Pre-Approved Additional Audit-Related Services Authorized for KPMG for Calendar Year 200_

Dated: _____________, 200_

Service	Maximum Annual Fee
Due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations and audits in connection with acquisitions and closing
balance sheet audits pertaining to dispositions	_______
Financial statement audits of employee benefit plans	_______
Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory
reporting matters	_______
Internal control reviews and assistance with internal control reporting
requirements	_______
Consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations
will be characterized either as "audit" services or "audit-related" services)	_______
Attest services not required by statute or regulation	_______

Exhibit 3

Schedule of Pre-Approved Tax Services Authorized for KPMG for Calendar Year 2004

Dated: _______________, 200_

Service	Maximum Annual Fee
U.S. federal, state and local tax planning and advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee
benefit plans and requests for rulings or technical advice from taxing authorities	_______
U.S. federal, state and local tax compliance, including preparation of original and
amended tax returns, claims for refund and tax payment-planning services	_______
Review of federal, state, local and international income, franchise and other tax
returns	_______
Tax only valuation services, including transfer pricing and cost segregation studies	_______

Exhibit 4

Schedule of Pre-Approved All Other Services Authorized for KPMG for Calendar YEAR 200_

Dated: _____________, 200_

Service	Maximum Annual Fee
None	_______

PROXY                                                                      PROXY

                     TRANSPORT CORPORATION OF AMERICA, INC.
                            1715 Yankee Doodle Road
                             Eagan, Minnesota 55121

This Proxy is Solicited on Behalf of the Board of Directors

     I hereby revoke all prior proxies and appoint William D. Slattery and Anton
J. Christianson, or either of them, as proxies, with full power of substitution and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of Transport Corporation of America, Inc.
held of record by me on April 8, 2004, at the Annual Meeting of Shareholders to
be held on May 27, 2004, or any adjournment or adjournments thereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY
YOU. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR
PROPOSAL 2 AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS WHICH MAY
PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS
THEREOF.

             PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD
                       IN THE ENCLOSED ENVELOPE PROMPTLY.

                 (Continued and to be signed on reverse side.)

6827--TRANSPORT CORP. OF AMERICA, INC.

                     TRANSPORT CORPORATION OF AMERICA, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS --
   Nominees: Anton J. Christianson; William P. Murnane;               For     Withhold    For All
   Charles M. Osborne; Michael J. Paxton;                             All        All       Except
   Kenneth J. Roering and William D. Slattery                         [  ]      [  ]       [  ]

   _______________________________________________
   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
   NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THE
   NOMINEE(S) NAME ABOVE.)

2. Amendment to the Transport Corporation of                          For     Against     Abstain
America 1995 Stock Plan to permit awards of                           [  ]      [  ]       [  ]
restricted stock under the plan.

3. In their discretion, the Proxies are authorized to
vote upon such other business as may properly
come before the meeting.

Address Change? Mark Box                                              [  ]

Indicate changes below:

PLEASE SIGN EXACTLY AS NAME APPEARS TO THE LEFT.

When shares are held by joint tenants, both should sign. When signing as executor, trustee, guardian or in another representative capacity, please give your full title in that capacity. If a corporation, please sign in full corporate name by the president or other authorized officer. If a limited liability company, please sign in the name of the company by an authorized person. If a partnership, please sign in partnership name by an authorized person.

Date:______________________________, 2004

___________________________________________________________________
Signature of Shareholder

___________________________________________________________________
Signature, if held jointly

If signing as attorney, executor, administrator, trustee or guardian or on behalf of an entity (corporation, partnership, etc.), please indicate office or capacity.

Title:____________________________________________________________________

                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

             PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD
                       IN THE ENCLOSED ENVELOPE PROMPTLY.

6827--TRANSPORT CORP. OF AMERICA, INC.